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                                                                    EXHIBIT 23.2


                         CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CytRx Corporation for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of our reports dated February 27, 1998 with respect to the consolidated financial statements of CytRx Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP

                                              /s/ Ernst & Young LLP

                                              March 20, 1998